Exhibit 32.2

Certification of Principal Financial Officer Regarding Periodic Report Containing Financial Statements pursuant to 18 U.S.C. 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Steven E. Crouse, the Chief Financial Officer of Paragon Commercial Corporation, in compliance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify that, (i) the Form 10-K filed by Paragon Commercial Corporation (the "Issuer") for the year ended December 31, 2016, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Issuer on the dates and for the periods presented therein.

Date: March 21, 2017	By:	/s/ Steven E. Crouse
Steven E. Crouse
Executive Vice President and Chief Financial Officer